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                                                                       EXHIBIT 5

             Opinion and Consent of Brobeck, Phleger & Harrison LLP


                                  May 14, 1998


Pharmacyclics, Inc.
995 East Arques Avenue
Sunnyvale, CA  94086



                  Re:      PHARMACYCLICS, INC. (THE "COMPANY")
                           REGISTRATION STATEMENT FOR REGISTRATION
                           OF AN AGGREGATE OF 652,042 SHARES OF COMMON STOCK


Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 602,042 shares of Common Stock available for issuance under the Company's 1995 Stock Option Plan and 50,000 shares of Common Stock available for issuance under the Company's Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Company's 1995 Stock Option Plan and the Company's Employee Stock Purchase Plan, respectively and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                        Very truly yours,

                        /s/ Brobeck, Phleger & Harrison LLP

                        BROBECK, PHLEGER & HARRISON LLP